united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2019

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Acer Therapeutics Inc. (the “Company”) was held on May 17, 2019 (the “Annual Meeting”).  Four proposals were submitted to stockholders as described in the Proxy Statement for the Annual Meeting and were approved by the Company’s stockholders at the Annual Meeting.  The proposals and the results of the stockholder votes are as follows.

1.  Proposal to elect five directors to serve until the 2020 annual meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Stephen J. Aselage	7,287,203	134,960	2,194,864
Jason Amello	7,295,630	126,533	2,194,864
John M. Dunn	7,289,444	132,719	2,194,864
Michelle Griffin	7,295,599	126,564	2,194,864
Chris Schelling	7,295,646	126,517	2,194,864

2.  Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes

7,401,954	12,262	7,947	2,194,864

3.  Proposal to approve, on a non-binding advisory basis, the frequency of holding an advisory vote on named executive officer compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

1,132,056	2,677,407	3,610,848	1,852	2,194,864

4.  Proposal to ratify the appointment of BDO USA, LLP as independent auditors for the fiscal year ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes

9,564,946	33,840	18,241	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 22, 2019	ACER THERAPEUTICS INC.

	By:	/s/ Harry Palmin
Harry Palmin
Chief Operating Officer and Chief Financial Officer

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